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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 2, 2000
                                                           ------------

                                 FIBERCHEM, INC.
                                 ---------------
             (Exact name of Registrant as specified in its charter)


         Delaware                         0-17569               84-1063897
         --------                         -------               ----------
(State or Other Jurisdiction of      (Commission File         (IRS Employer
       Incorporation)                     Number)        Identification Number)


               1181 Grier Drive, Suite B, Las Vegas, Nevada 89119
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (702) 361-9873
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

        On December 6, 1999, FiberChem, Inc. ("FiberChem") and Intrex Data Communications Corp. ("Intrex") entered into an Arrangement Agreement providing for a business combination of the two companies on terms providing each company's shareholders with approximately 50% of the equity in the combined business. In order to address various tax and legal issues and the significant contribution expected to result from various Intrex business opportunities which were not contemplated at the time of the original agreement, on June 2, 2000, FiberChem and Intrex entered into an Amended Arrangement Agreement dated as of May 26, 2000, (the "Amended Arrangement Agreement"). The terms of the Amended Arrangement Agreement provide for (i) the acquisition by FiberChem of 75.11% of the outstanding Intrex voting shares through a Plan of Arrangement under British Columbia law and (ii) the acquisition of the remaining Intrex common shares through the merger of Pandel Instruments, Inc., a Texas corporation, which owns the remaining 24.89% of Intrex's outstanding common shares, with and into a wholly-owned subsidiary of FiberChem (the "Pandel Merger"). The merger consideration issuable in the two transactions provides Intrex shareholders with a minimum of approximately 50% of the combined Company and up to 80% of the equity in the combined Company if certain milestones related to the Intrex business are met during a two-year period following the closing. Subsequent to closing, the only voting shares in Intrex will be held by a wholly-owned subsidiary of FiberChem.

         Under the Amended Arrangement Agreement, all the outstanding Intrex shares other than those acquired through the Pandel Merger, will be converted into 175,240,930 shares of a new class of non-voting Intrex stock designated as Intrex Class B Shares and 1,752,409 shares of a newly designated class of FiberChem preferred stock designated as Special Shares. Of these shares, 127,758,403 Class B Shares and 1,277,584 Special Shares will be deposited by the Intrex shareholders participating in the Amended Arrangement Agreement into escrow, pursuant to the terms of a pooling agreement (the "Intrex Pooling Agreement"). These shares will be released to the shareholders in installments if certain milestones related to Intrex's business are met by the second anniversary of the closing.

        An additional 9,450,000 Class B Shares and 94,500 Special Shares will be issued to Intrex's President and Chief Executive Officer under a Compensation Agreement to be entered into among Intrex, its President and Chief Executive Officer, and FiberChem. All 9,450,000 shares will be deposited in escrow and will be subject to release upon achievement of the Intrex Pooling Agreement milestones in the same proportions as the shares under the pooling agreement are released to Intrex shareholders.

         Each Intrex Class B Share (other than the shares on deposit under the pooling agreements) can be redeemed by the holder beginning not later than December 31, 2000, in exchange for one share of Common Stock. Until exchanged, each Class B Share will be entitled to receive the same dividends and distributions as a share of FiberChem Common Stock and each Special Share will be entitled to one hundred votes, or the same number of votes possessed by the shares of FiberChem common stock for which the related Class B Shares can be exchanged. The Special Shares are subject to redemption for nominal consideration when the related Class B Shares are redeemed. The exchange of Intrex common shares into Intrex Class B Shares and FiberChem Special Shares is


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intended to allow Intrex shareholders to defer what might otherwise be a taxable disposition if the Intrex shares were directly exchangeable for shares of FiberChem Common Stock.

        Pursuant to the Pandel Merger Agreement, Pandel will be merged into Pandel Mergerco, a wholly-owned FiberChem subsidiary, which will then own the 24.89% of Intrex's outstanding common shares formerly owned by Pandel. Under the Pandel Merger Agreement, the Pandel shareholders will receive 67,528,250 shares of Common Stock, the same number of Intrex Class B Shares that Pandel otherwise would have received in exchange for its Intrex common shares under the Amended Arrangement Agreement. The Pandel shareholders will be required to deposit 51,791,597 shares (76.70% of the 67,528,250 shares) under the Intrex Pooling Agreement subject to proportionate release on the same terms and conditions as the Intrex Pooling Agreement referred to above. The Pandel Merger transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.

        If FiberChem does not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to deliver Common Stock pursuant to the Pandel Merger Agreement, FiberChem will be obligated to designate an additional class of participating convertible preferred stock (the "Pandel Series Stock") with voting and economic rights comparable to its Common Stock and to deliver to Pandel shareholders the appropriate number of shares of Pandel Series Stock. The Pandel Series Stock would be mandatorily convertible into shares of Common Stock when a sufficient number of shares of Common Stock are authorized.

        The completion of the transaction is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the approval of the arrangement by Intrex common shareholders and the Supreme Court of British Columbia, (ii) the accuracy of representations and warranties and other usual closing conditions and (iii) $5,000,000 in new financing proceeds being available to FiberChem immediately following the combination on terms and conditions satisfactory to FiberChem and Intrex.

        Intrex is a private company which provides proprietary Internet and communications technology for communicating data to or from remote or mobile assets on a real time basis using wireless, satellite and cellular data systems. Data is routed through Intrex's global data network which acts as a data gateway and applications service provider allowing customers to monitor and control remote or mobile assets such as gas wells, pipelines, compressors, storage tanks, offshore platforms, or service vehicles directly from a desktop PC.

        Intrex is a licensed reseller of the Orbcomm Global LP low earth orbit (or LEO) satellite data and messaging communications services. Orbcomm is a partnership owned by Orbital Sciences Corporation and Teleglobe, Inc. of Canada. Intrex also has communications agreements that provide satellite services through Norcom, Inc. as well as digital cellular services.

        FiberChem will continue to pursue its existing aboveground storage tank, offshore and sensor markets and intends, upon completion of the transaction, to incorporate Intrex's technology where appropriate. FiberChem also intends to pursue new business in Intrex markets that can incorporate FiberChem technology.


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Item 7.  FINANCIAL STATEMENTS.

        Financial Statements for this report and relating to Intrex will be filed following completion of the transaction.


(c)     Exhibits:

Exhibit
Number         Description

3.1 Amended Arrangement Agreement, dated as of May 26, 2000, entered into on June 2, 2000, between FiberChem, Inc., a Delaware corporation and Intrex Data Communications Corp., a British Columbia company.

3.2 Agreement and Plan of Merger by and Among FiberChem, Inc., Pandel Instruments, Inc., Pandel Mergerco, Inc. and Peter J. Lagergren.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, FiberChem has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FIBERCHEM, INC.
                                            Registrant




Dated: June 20, 2000                   By: /s/ GEOFFREY F. HEWITT
                                          ------------------------
                                          Geoffrey F. Hewitt
                                          President and Chief Executive Officer